                                                                     EXHIBIT 3.1

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                             PIONEER FINANCE COMPANY

         Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned corporation hereby adopts the following Restated
Articles of Incorporation, which Restated Articles of Incorporation correctly set forth, without change, the corresponding provisions of the Articles of
Incorporation as heretofore amended, and these Restated Articles of
Incorporation supersede the original Articles of Incorporation and all amendments thereto:
                                      FIRST

         That the name of the corporation shall be PIONEER FINANCE COMPANY.

                                     SECOND

         That the address of the registered office of the corporation in the
State of Missouri is 4233 Roanoke Road, Kansas City, Missouri and the name of its registered agent at that address is William D. Sullivan.

                                      THIRD

         That the aggregate number of shares which the corporation shall have authority to issue shall be 20,000 shares, all of which shall be common shares and shall have a par value o(pound) $100.00 per share.

                                     FOURTH

         That before the corporation commenced business, 350 shares were issued, all of which were common shares with a par value of $100.00 per share. The corporation did not commence business until consideration of the value of at least $500.00 had been received for the issuance of shares.

                                      -2-

                                  FIFTH

          That the number of directors to constitute the Board of Directors shall be three. The property and business of the corporation shall be controlled and managed by the Board of Directors. In addition to the other powers and duties from time to time delegated to it by the shareholders, the Board of
Directors shall leave the power to make, alter, amend or repeal the By-Laws of the corporation.

                                  SIXTH

         That the duration of the corporation shall be perpetual.

                                 SEVENTH

          That this corporation is organized FOR PROFIT and the nature of its business and the purposes for which it is formed are as follows: To engage in and carry on the general business of a finance company. To subscribe for, purchase or otherwise acquire, underwrite, obtain an interest in, own, hold, pledge, hypothecate, create security interests in, assign, deposit, create trusts with respect to, sell, exchange, or otherwise dispose of and generally deal in and with securities of every kind and description of any government, state, territory, district, municipality, or other political or governmental division or subdivision, body politic, corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization, or entity whatsoever located in or organized under the laws of any part of the world, including (without limiting the generality of the foregoing) stocks, shares, voting trust certificates, bonds, mortgages, debentures, notes, land trust certificates, warrants, rights, scrip, commercial paper, choses in action, evidences of indebtedness, certificates of interest or other obligations or other securities of any nature

                                      -3-

howsoever evidenced; to acquire or become interested in any such securities by original subscription, underwriting, participation in syndicates, or otherwise and irrespective of whether or not such securities are fully paid or subject to further payments or assessments; to exercise any and all rights, powers and privileges of individual ownership or interest in respect of any such securities, including the right to vote thereon and otherwise act with respect thereto, and to promote, manage, participate in, and act as agent for any underwriting, purchase, or selling syndicate or group or otherwise to take part in and assist, in any legal manner, by guaranty or otherwise, the purchase, sale or distribution of any such securities; to promote, finance, aid and assist, financially or otherwise, any body politic, corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization or other entity, located in or organized under the laws of any part of the world, do purchase, lease or otherwise acquire, take over, hold, sell, liquidate, or otherwise dispose of the business and properties, of every kind, of corporations, associations, partnerships, firms, trustees, syndicates, individuals, combinations, organizations and other entities located in or organized under the laws of any part of the world; to continue, alter, extend, and develop, their business, assume their liabilities, guarantee or become surety for the performance of their obligations, reorganize their capital, and participate in any way in their affairs, and to takeover as a going concern and to continue in its own name any business so acquired; and to act as financial, commercial, special or general agent or representative of bodies politic, corporations, associations, partnerships, firms, trustees, syndicates, individuals, combinations, organizations, and other entities located in or organized under the laws of any part of the world;

          To buy or otherwise acquire, own, hold, lease, sell or otherwise dispose of, and to mortgage or otherwise encumber real property and personal property of all kinds;

                                      -4-

     To own, hold and construct buildings and structures of all types, and to buy, sell, lease, own, manage, operate, maintain, repair, restore and rebuild the same;

     To purchase, take and lease or exchange or hire or otherwise acquire real or personal property, rights or privileges suitable or convenient for any of the purposes of this business, and to purchase, operate, hold, sell or otherwise dispose of businesses or ventures of every character and description;

     To borrow money and for such purpose to execute notes, bonds, debentures or any other form of evidence of indebtedness, and to secure the payment of the same by mortgage, deed of trust or other form of encumbrance, pledge or other form of hypothecation;

     To execute deeds, mortgages, deeds of trust, contracts and other types of written instruments;

     To loan or otherwise invest its funds, from time to time, secured or unsecured, for such time and upon such terms and conditions as its Board of
Directors may authorize;

     To buy of otherwise acquire, sell or otherwise dispose of, pledge or otherwise hypothecate stocks, bonds, notes, debentures, accounts receivable, and all other types of securities, evidences of indebtedness or choses in action, whether issued by this company or any other corporation, and while owner thereof, to exercise any rights and privileges of ownership pertaining thereto;

     To acquire, deal in, purchase, own, hold, lease, mortgage or otherwise encumber, develop, exploit and dispose of mineral rights or royalty interests of every kind;

     To have and to exercise all powers necessary or incident to carrying out its corporate purposes; to exercise all other powers permitted by law, and to possess and enjoy all rights and

                                      -5-

powers which now or at any time hereafter may be granted to or exercised by a corporation of this character.

                                     EIGHTH

         That the names, places of residence of the incorporators were

         Name                                          Address
         ----                                          -------

         William J. Sullivan                           3411 Gillham Road
                                                       Kansas City, Missouri

         Grace Sullivan                                3411 Gillham Road
                                                       Kansas City, Missouri

         E. H. Brillault                               201 Brush Creek Blvd.
                                                       Kansas City, Missouri

         IN WITNESS WHEREOF, the undersigned, William D. Sullivan, President, has executed this instrument and Georgia K. Sullivan, Secretary, has affixed its corporate seal hereto and attested said seal on the 16th day of January, 1975.

                                     PIONEER FINANCE COMPANY

                                            /S/ WILLIAM D. SULLIVAN
(Corporate Seal)                     By
                                        ----------------------------------------
                                          William D. Sullivan, President

ATTEST:

      /S/ GEORGIA K. SULLIVAN
-----------------------------------
Georgia K. Sullivan, Secretary

                                      -6-

STATE OF MISSOURI )
                  ) SS
COUNTY OF JACKSON )

         I,  ILLEGIBLE    , a Notary Public, do hereby certify that on the
16th day of January, 1975, personally appeared before me WILLIAM D. SULLIVAN, who by me first duly sworn, declared that he is the person who signed the foregoing instrument as President and that the statements therein contained are true.

                                                   /S/  ILLEGIBLE
                                               ---------------------------------
                                               Notary Public
(S E A L)

My commission expires:

     10-30-78